UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2010

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2010, POZEN, Inc., a Delaware corporation (“POZEN” or the “Company”) announced that the Company and Dr. Everadus Orlemans, the Company’s then Senior Vice President, Product Development, had agreed upon Dr. Orlemans departure from the Company. In connection therewith, on December 7, 2010 POZEN and Dr. Orlemans entered into a Severance Agreement (the “Severance Agreement”).  The material terms of the Severance Agreement are as follows:

•
The Company will pay Dr. Orlemans his base salary in effect immediately prior to his separation for a period of one (1) year, which will be paid in monthly equal installments in accordance with the Company’s normal payroll practices;

•	The Company shall pay Dr. Orlemans his average annual bonus received over the previous two years in a lump sum within ninety (90) days of separation;

•
Dr. Orlemans shall also be entitled to receive all Company nontaxable employee benefits to which he was entitled as of his date of separation, subject to the terms of all applicable benefits plans and to the extent such benefits can be provided to non-employees for the shorter of (i) one (1) year following separation; and (ii) until such time as Dr. Orlemans obtains comparable coverage from another employer; and

•	Dr. Orlemans has waived and released any and all claims against the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement by and between the Company and Dr. Everadus Orlemans, dated December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  December 7, 2010